EXHIBIT 10.3

QUALIS INNOVATIONS, INC.

SUBSCRIPTION AGREEMENT

Qualis Innovations, Inc.

225 Wilmington West Chester Pike

Suite 200 # 145

Chadds Ford, Pennsylvania 19317

RE: Qualis Innovations, Inc. Common Stock

Ladies and Gentlemen:

The undersigned investor in this Subscription Agreement hereby acknowledges receipt of the Prospectus, dated __________________, 2021, of Qualis Innovations, Inc., a Nevada corporation (the “Company”), and subscribes for the following number of shares upon the terms and conditions set forth in the Prospectus.

The Investor agrees that this Subscription Agreement is subject to availability and acceptance by the Company.

The Investor hereby subscribes for ____________ shares of the Company’s common stock (“Common Stock”) at $_____ per share, for an aggregate purchase price of $____________.

Payment of $____________ as payment in full of the purchase price is being made via check directly to the Company.

If this subscription is rejected by the Company, in whole or in part, for any reason, all funds will be returned within three business days of the Company’s receipt of such funds, without interest or deduction of any kind.

Purchaser Information:

Printed Name:

Signature:

Date:

Address:

The foregoing Subscription is hereby accepted in full on behalf of Qualis Innovations, Inc.

Date: ___________________

QUALIS INNOVATIONS, INC.

By:
Name:	John Ballard
Title:	Chief Financial Officer